Exhibit 5.01

WARD AND SMITH, P.A.

ATTORNEYS AT LAW

February 27, 2009

The Board of Directors

ECB Bancorp, Inc.

Post Office Box 337

Engelhard, North Carolina 27824

RE:	Our File 780376-00153

Ladies and Gentlemen:

We have acted as counsel to ECB Bancorp, Inc. (“Bancorp”) in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). The Registration Statement is being filed for the purpose of registering (i) a warrant dated January 16, 2009 (the “Warrant”) to purchase up to 144,984 shares of Bancorp’s common stock, $3.50 par value per share (the “Common Stock”) and (ii) the 144,984 shares of Common Stock issuable upon exercise of the Warrant (the “Warrant Shares” and together with the Warrant, the “Securities”) to be sold from time to time by holders of the Securities, on a delayed basis pursuant to Rule 415 of the Commission’s General Rules and Regulations, as more fully described in the Registration Statement. The Warrant was issued by Bancorp to the United States Department of the Treasury (“Treasury”) on January 16, 2009, pursuant to that certain Letter Agreement (including the schedules thereto and the “Securities Purchase Agreement Standards Terms” attached as Exhibit A thereto), dated as of January 16, 2009, between Bancorp and Treasury (the “Purchase Agreement”), in connection with Treasury’s Troubled Asset Relief Program Capital Purchase Program.

In connection with our opinions set forth in this letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (1) the Registration Statement; (2) Bancorp’s Articles of Incorporation and Bylaws, both as amended and as currently in effect; (3) the Warrant; (4) certain records of proceedings of Bancorp’s Board of Directors relating to the Registration Statement, the Purchase Agreement and the issuance of the Securities; and (5) such other documents, corporate records and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed in this letter. In our examination, we have assumed, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as conformed copies or reproductions, and the genuineness of all signatures and legal competence of all signatories.

WARD AND SMITH, P.A.

The Board of Directors

ECB Bancorp, Inc.

February 27, 2009

Based upon and subject to the foregoing, the qualifications described below, and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The Warrant has been duly authorized and is a valid and binding obligation of Bancorp.

2.	The Warrant Shares have been duly authorized and, when issued upon exercise of the Warrant in accordance with its terms, including payment to Bancorp of the exercise price for such shares in full, such Warrant Shares will be validly issued, fully paid, and non-assessable.

Our opinion expressed herein as to the legal validity and binding effect of Bancorp’s obligations under the Warrant is specifically qualified to the extent that the legal validity and binding effect of such obligations may be subject to or limited by: (1) applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation, voidable preference, moratorium and other statutory or decisional laws relating to or affecting creditors rights generally or the reorganization of financial institutions (including, without limitation, preference and fraudulent conveyance or transfer laws), heretofore or hereafter enacted or in effect; (2) the exercise of judicial or administrative discretion in accordance with general equitable principles, whether enforcement is sought at law or in equity, including, without limitation, the exercise of judicial or administrative discretion with respect to provisions relating to waivers, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights or discharges of defenses; (3) the availability of injunctive relief or other equitable remedies; (4) the application by courts of competent jurisdiction of laws containing provisions determined to have a paramount public interest; and (5) an implied covenant of good faith and fair dealing.

We express no opinion as to (1) the enforceability of any provision or accumulation of provisions that may be deemed to be unconscionable or against public policy; (2) provisions which purport to establish evidentiary standards; (3) provisions relating to venue, governing law, disclaimers or liability limitations with respect to third parties; (4) any anti-trust or state securities laws; (5) provisions regarding indemnification, waiver of the right to jury trial or waiver of objections to jurisdiction, each of which may be subject to limitations of public policy; (6) provisions relating to waivers, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights or discharges of defenses; or (7) provisions which purport or would operate to render ineffective any waiver or modification not in writing.

In rendering our opinions in this letter, we have assumed that (1) copies of records of proceedings of Bancorp’s Board of Directors provided to us by Bancorp are accurate and complete and evidence all actions taken by Bancorp’s Board of Directors pertaining to the Registration Statement, Letter Agreement, Warrant, and Warrant Shares, and that those actions, or the authorization of the Securities by Bancorp’s Board of Directors, shall not have been revoked, recinded, modified, or superseded; (2) that the Warrant Shares have been reserved for issuance upon exercise of the Warrant and the certificates evidencing the same will have been duly executed and delivered against receipt of the consideration called for in the Warrant; (3) that the Commission will have entered an appropriate order declaring effective the Registration Statement, which order shall not have lapsed or been revoked or rescinded; (4) that a prospectus supplement describing the Securities offered thereby will have been filed with the

WARD AND SMITH, P.A.

The Board of Directors

ECB Bancorp, Inc.

February 27, 2009

Commission, if required; (5) that all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement; (6) that the terms of the Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Bancorp and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Bancorp.

Our opinions expressed herein are limited to the matters expressly set forth in this letter. No opinion is to be implied or may be inferred beyond the matters expressly so stated. The opinions expressed herein are limited solely to matters involving the application of the North Carolina Business Corporation Act and the contract laws of the State of New York, and we express no opinion with respect to the laws of any other jurisdiction. The opinions expressed herein concern only the effect of laws as now in effect and are rendered as of the date hereof. We undertake no, and hereby disclaim any, obligation to revise or supplement this opinion letter should such laws be changed by legislative action, judicial decision, or otherwise after the date of this opinion letter, or if we become aware of any facts that might change the opinions expressed herein after the date of this opinion letter.

This letter is furnished under the requirements of Item 601(b)(5) of Regulation S-K. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the prospectus included therein. However, in giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We have furnished this letter solely for your benefit in connection with the Registration Statement, and it may not be quoted, relied upon, or used for any other purpose without our prior express written consent.

Yours truly,

/s/ WARD AND SMITH, P.A.

WARD AND SMITH, P.A.